Exhibit 99.5

TPT GLOBAL TECH Subsidiary InnovaQor Enters Into a Merger Agreement with a Public Company - Southern Plains Oil Corp

SAN DIEGO, CA / ACCESSWIRE / July 22, 2020 / TPT Global Tech, Inc. ("TPTW, the Company or TPT Global Tech") (OTCQB:TPTW) announced today that its wholly owned subsidiary InnovaQor, Inc. ("InnovaQor") has entered into a Merger Agreement with the publicly traded company Southern Plains Oil Corp. (OTCQB:SPLN). Subject to closing conditions which are primarily consents and approvals from SPLN's Board of Directors, the SPLN Merger moves the Company's subsidiary InnovaQor one step closer to completing the recently executed Asset Purchase Agreement with Rennova Health Inc. a Florida based company. The Merger Agreement when closed, also positions InnovaQor to trade on the OTC Market Exchange once the closing conditions are met, merger is completed, and TPT Global Tech and InnovaQor file for a name change, new trading symbol and receive final approval from the FINRA.

TPT Global Tech entered into an agreement with Rennova Health, Inc. ("Rennova Health") to merge Rennova Health's software and genetic testing interpretation divisions, Health Technology Solutions, Inc. ("HTS") and Advanced Molecular Services Group, Inc., ("AMSG") into a public company target, which target is now intended to be the merged companies of InnovaQor and Southern Plains Oil Corp. InnovaQor and SPLN have no current operating activity and prior to a licensing agreement being signed with TPTW, no significant assets or liabilities.

TPT Global Tech recently signed a Software Licensing Agreement with InnovaQor which allows InnovaQor to utilize features from TPTW's TV and Social Media platform "Viewme Live". InnovaQor will incorporate streaming features with the two proprietary Rennova Health technology platforms or Laboratory Information System ("LIS") for a Telemedicine application.

"It is very exciting that one of our subsidiaries is in position to become a publicly traded company which benefits our TPTW Shareholders. It is equally exciting that with the Merger Agreement of InnovaQor with Southern Plains Oil Corp., we can now focus on closing the Rennova Health Asset Purchase Agreement. This will allow us to move closer to the release of both "Viewme Live" and our stand-alone LIS platform to deliver a state-of-the-art Mobile Telemedicine platform, and capitalize on the Rennova assets that we intend to acquire." said Stephen Thomas, CEO.

Friday, July 24, 2020, at 1:15 pm EST the Company will hold a teleconference to discuss current events. Stephen Thomas CEO, Gary Cook CFO, Rick Eberhardt Director of Telecom, Mario Scade CEO Aire Fitness and Frank Benedetto Director of IR will host the call. Interested parties can dial into 978-990-5303 access code 2635812 for the 1:15 EST call.

About TPT Global Tech
TPT Global Tech Inc. (OTCQB:TPTW) based in San Diego, California, is a technology-based company with divisions providing telecommunications, medical technology and product distribution, media content for domestic and international syndication as well as technology solutions. TPT Global Tech offers Software as a Service (SaaS), Technology Platform as a Service (PAAS), Cloud-based Unified Communication as a Service (UCaaS). It offers carrier-grade performance and support for businesses over its private IP MPLS fiber and wireless network in the United States. TPT's cloud-based UCaaS services allow businesses of any size to enjoy all the latest voice, data, media and collaboration features in today's global technology markets. TPT Global Tech also operates as a Master Distributor for Nationwide Mobile Virtual Network Operators (MVNO) and Independent Sales Organization (ISO) as a Master Distributor for Pre-Paid Cellphone services, Mobile phones Cellphone Accessories and Global Roaming Cellphones.

Forward-Looking Statements
This press release contains "forward-looking statements" within the meaning of various provisions of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, commonly identified by such terms as "believes," "looking ahead," "anticipates," "estimates" and other terms with similar meaning. Specifically, statements about the Company's plans for accelerated growth, improved profitability, future business partners, M&A activity, new service offerings, and pursuit of new markets are forward-looking statements. Although the company believes that the assumptions upon which its forward-looking statements are based are reasonable, it can give no assurance that these assumptions will prove to be correct. Such forward-looking statements should not be construed as fact. The information contained in such statements is beyond the ability of the Company to control, and in many cases, the Company cannot predict what factors would cause results to differ materially from those indicated in such statements. All forward-looking statements in the press release are expressly qualified by these cautionary statements and by reference to the underlying assumptions.

Frank Benedetto
619-915-9422

SOURCE: TPT Global Tech, Inc.